Hexion Lender Presentation April 8, 2019

Disclaimer These discussion materials contain selected information about Hexion Inc. and its subsidiaries (collectively, the “Company”). The sole purpose of these materials is to facilitate a discussion of a potential financing transaction (the “Transaction”). These materials are not intended to form the definite basis of any transaction or investment decision. These materials are not meant to be binding on the parties and do not constitute an offer or invitation for the sale or purchase of securities. Accordingly, the parties recognize that a full and complete agreement among the parties is not set forth herein and the parties do not intend to be bound unless and until they enter into definitive documentation regarding the subject matter of these materials. Nothing in these materials shall be deemed a waiver of any rights of the Company. The information herein has been provided by the Company or obtained from public and other sources. Neither the Company nor its agents or any other party make any representation or warranty, express or implied, as to the accuracy or completeness of these materials and the Company and its agents expressly disclaim any liability with respect to these materials. Any projections, estimates and other forward looking statements with respect to the Company herein have been provided by the Company. No representation or warranty is given as to the achievability or reasonableness of any such projections, estimates or forward looking statements. Actual results may differ and such differences may be material. Only those representations and warranties by the Company which may be made in a definitive agreement, if and when finally executed, and subject to such limitations and restrictions as may be agreed, shall have any legal effect. These materials may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Any Transaction with the Company involves a high degree of risk. Any party to the Transaction should investigate, ask about and consider such risks in its due diligence investigation before entering into any Transaction. These materials do not purport to contain all of the information that may be required to evaluate a potential transaction and each recipient should seek its own legal, accounting and other relevant professional advice. The Transaction has not been and is not expected to be registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws.

George Knight Executive Vice President & Chief Financial Officer Has more than 20 years of chemicals industry experience and has served in a variety of positions across Hexion Prior to his current position, George served as Senior Vice President of Finance and Treasurer from 2010 – 2016 and served in a similar role for Momentive Performance Materials Joined Hexion’s predecessor company Borden Chemical in 1997 and served in a variety of roles Has also worked for Duracell International, Inc. as Assistant Corporate Controller and then as Asia Pacific Finance Director Received his bachelor’s degree in economics from St. Anselm College and his master’s degree in accounting from Syracuse University Has over 15 years of experience in the chemicals industry Prior to current role, he was CFO of the Monomers, Dispersions & Powders business Has held a variety of finance roles within Hexion and previously worked in public accounting Received his bachelor’s degree in accounting and finance and MBA from The Ohio State University CFA charterholder and a CPA (inactive) Mark Bidstrup Senior Vice President & Treasurer Has more than 15 years of chemicals industry experience Served in a variety of roles across Hexion including Division CFO for Epoxy Phenolic Resins and Forest Products Joined Hexion’s predecessor company Borden Chemical in 2001 and Division Chief Financial Officer of the Performance Resins Group Has also worked for Borden Foods in a variety of roles Previously held positions at PricewaterhouseCoopers Received his bachelor’s degree in accounting from The Ohio State University Hexion Presenters Craig Rogerson President & Chief Executive Officer Has almost 40 years of experience in the chemicals industry Joined Hexion in July 2017 Prior to joining Hexion, Craig served as Chairman, President and Chief Executive Officer of Chemtura Corporation from 2008 – 2017 Has also served as President, Chief Executive Officer and Director of Hercules Incorporated from 2003 – 2008 Joined Hercules in 1979, serving in a variety of leadership positions until 1997 when he left to become President and CEO of Wacker Silicones Corporate. He re-joined Hercules in 2000 as President of their BetzDearborn subsidiary Received a chemical engineering degree from Michigan State University George Knight Executive Vice President & Chief Financial Officer Has more than 20 years of chemicals industry experience and has served in a variety of positions across Hexion Prior to his current position, George served as Senior Vice President of Finance and Treasurer from 2010 – 2016 and served in a similar role for Momentive Performance Materials Joined Hexion’s predecessor company Borden Chemical in 1997 and served in a variety of roles Has also worked for Duracell International, Inc. as Assistant Corporate Controller and then as Asia Pacific Finance Director Received his bachelor’s degree in economics from St. Anselm College and his master’s degree in accounting from Syracuse University

Meeting Agenda Transaction Overview Company Overview Financial Overview Syndication Overview Appendix

Transaction Overview

Overview Based in Columbus, Ohio, Hexion serves global industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries 2018 Revenue of $3,797 million and Segment EBITDA of $440 million Notwithstanding its attempts to address its legacy high leverage through various divestiture discussions, the Company decided to pursue a comprehensive balance sheet restructuring Previous divestiture projects had bids valuing the Company between $3.1 - $3.3 billion On April 1st, Hexion announced its entry into a Restructuring Support Agreement (the “RSA”) which is currently supported by at least two-thirds of each of the Company’s note issuances and will be implemented through a pre-arranged Chapter 11 proceeding that will strengthen the Company’s financial position and accelerate future growth The RSA provides that trade suppliers will be paid-in-full in cash In support of the reorganization process, the Company has secured $700 million in Debtor-in-Possession (“DIP”) Financing comprised of a $350 million DIP term loan and a $350 million DIP ABL revolver The proposed plan is based on a total plan enterprise value of $3.1 billion, which includes committed exit financing of $1.6 billion and a new equity infusion of $300 million All of Hexion’s global business segments are continuing to operate normally, and Hexion’s foreign operations are not included in the Chapter 11 proceedings The RSA requires the Company’s plan to be effective by no later than August 29th, 2019

Simplified Organizational Structure $350mm ABL RC All secured notes Senior unsecured debentures Domestic subsidiaries JVs and minor foreign subsidiaries Hexion International Holdings Cooperatief U.A. (Netherlands) Hexion Holdings LLC (DE) Hexion LLC (DE) Hexion Inc. (NJ) Hexion International Holdings B.V. (Netherlands) New $350mm DIP TL Borrower Foreign subsidiaries(3) NL Coop Holdings LLC (DE) Principal Properties Represents $189mm of 2018 EBITDA (~43%) Intercompany Loan In Chapter 11 Not in Chapter 11 Legend: DIP benefits from superpriority administrative expense claim status New $350mm DIP ABL RC Existing New New Represents ~57% of 2018 EBITDA Represents ~0% of 2018 EBITDA (1)Secured by certain Debtors’ unencumbered assets (2)100% of the equity interest of the direct subsidiary of the term loan borrower (3)Includes Hexion Nova Scotia Finance ULC which is included in the Chapter 11 filing Hexion cannot confirm Chapter 11 plan without repayment in full of allowed DIP revolver and term loan administrative expense claims Direct collateral Equity pledge(2) The DIP term loan has four sources of collateral/credit support which provide strong coverage: Direct Guarantees from certain U.S. debtors afforded senior superpriority admin claim status(1) Pledge of the DIP Intercompany Loan, which has a junior superpriority claim Lien on unencumbered Principal Properties Pledge of 100% of the equity interest of the Term Loan Borrower’s direct subsidiary, which accounts for ~43% of the total Company EBITDA B C A B C A

Term Summary Primary Equity Splits(1) 1L Noteholders: 72.5% 1.5L, 2L & Borden Noteholders: 27.5%, shared ratably based on claim amounts Cash / Leverage $1,450 million of cash to the 1L Noteholders(2) $1,726 million of total pro forma net debt (implied exit net leverage of 3.7x(3)), inclusive of leases and foreign debt Exit Debt Financing $1,641 million of financing fully backstopped by certain members of the ad hoc creditor groups (the “Backstop Parties”) under the following terms: Security: First Lien on all U.S. assets (with carve out for ABL collateral), including Principal Properties, if any, plus 100% of foreign sub stock Commitment: until 12/31/2019 Debtors will enter into an undrawn new asset-based revolving loan facility on the Effective Date Equity Rights Offering $300 million rights offering at a 35% discount to plan equity value(4) (the “Equity Rights Offering”) Fully backstopped by the ad hoc creditor groups Allocated on same basis as primary equity (72.5% to 1L claims and 27.5% to the 1.5Ls, 2Ls and Bordens) Treatment of Unsecured Creditors Payment in full Management Incentive Plan Up to 10% of the fully diluted equity, allocated by the new board of directors (form, structure, and vesting) (the “MIP”) Milestones Disclosure Statement Order entered within 90 days of filing (June 30th, 2019) Plan effective within 150 days of filing (August 29th, 2019) Restructuring Support Agreement (“RSA”) Summary On April 1st, the Company executed an RSA which now has the support of holders of ~74% of the first lien notes, 98% of 1.5 lien notes, 86% of the second lien notes and 76% of the Borden debentures Note: RSA also includes customary and standard mutual releases; general unsecured creditors will be paid in full; holders of the Debtors’ existing common equity will receive no recovery (1)Subject to dilution from the Equity Rights Offering and the MIP (2)Reduced by any adequate protection payments (3)2019E EBITDA of $470 million (4)Plan equity value of $1,374 million based on a $3,100 million plan enterprise value

Sources & Uses / Pro Forma Capitalization ($ in millions) ($ in millions) Note:Balance sheet amounts latest as of FY2018. Assumes September 30th, 2019 emergence. DIP Financing Sources & Uses Illustrative Abbreviated Exit Financing Sources & Uses Pro Forma Capitalization (1)$250mm Availability at Interim Order: full $350mm available at the Final Order (2)DIP excludes liquidity buffer of $35mm and adequate protection payments (3)Excludes adequate protection payments (4)Reflect management estimate for Q1 19 (5)Pricing subject to grid (6)Excluding $50m of L/Cs currently outstanding (7)Cash is shown based on plan value contemplated cash and may be subject to change

Company Overview

HEXION

Hexion Business Overview

Value-added global specialty chemical company with leading market positions across a broad range of diversified growing end markets

Key Statistics

HQ	Columbus, OH
Production Sites[1]	47
Employees[1]	~4,300
Patents[1]	>1,000
2018 Sales	$3,797mm
2018 Segment EBITDA (margin)	$440mm (11.6%)

Overview

- Based in Columbus, OH, Hexion is the global leader in thermoset resins
  - Through a broad range of thermoset technologies and specialty products, the Company serves and supports customers in a diverse range of applications and industries
- The Company primarily operates through two divisions:
  - **Forest Products Division (FPD):** global leader in supplying resins, adhesives, wax emulsions, and ancillary products to the forest products industry
  - **Epoxy, Phenolic, and Coating Resins Division (EPCD):** leading global producer of epoxy specialty resins, modifiers, and curing agents
- The company's global manufacturing and commercial footprint, combined with leading R&D and technology capabilities allows it to serve a blue chip customer base across over 90 countries

Leading Market Positions Globally


#1

Forest Product Resins


#2

Base Epoxy Resins


#1

Specialty Epoxy Resins – Wind Energy


#1

Versatic Acids™ & Derivatives


#1

Phenolic Specialty Resins


#2

Resin-Coated Proppants

Diversified End Markets


Architectural 2%
Other 18%
Home Construction 17%
Electronics 3%
Consumer/ Durable Goods 3%
General Construction 16%
Oil and Gas 6%
Wind Energy 10%
Automotive 7%
Furniture 8%
Industrial/ Marine 10%

2018 Revenue of $3.8 Billion

Source: Company Management
(1) As of 12/31/2018

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Business Highlights Source:Market Research, Company Management Hexion benefits from leading market positions in a diversified value-added product portfolio serving growing end markets Leading market position across key business segments Diversified product portfolio with broad exposure to attractive end-markets serving a blue-chip customer base Industry-leading R&D and technical service capabilities Significant investment in manufacturing footprint serving growing global end markets Experienced management team with extensive chemical industry knowledge 1 2 3 4 6 Attractive financial performance positioned for growth – strong recent performance, low capex and net working capital requirements 5

Forest Product Resins #1 global supplier of merchant formaldehyde and engineered wood adhesives to major engineered wood producers Leading Market Positions Across Key Business Segments Specialty Epoxy Resins #1 global supplier of infusion resins and bonding pastes for wind turbine blades Base Epoxy Resins #2 supplier of LER in North America and Europe for use primarily in coatings and construction applications Phenolic Specialty Resins #1 supplier of phenolic specialty resins and engineered thermoset molding compounds in North America and Europe for use in automotive, aerospace and industrial applications Versatic Acids™ & Derivatives #1 global supplier of neodecanoic acid (NDA) and its derivatives VeoVa™ Vinyl Ester and Cardura™ Glycidyl Ester for use in architectural and automotive coatings Resin-Coated Proppants #2 global supplier of resin-coated proppants for the oil and gas industry 1

N.A. Formaldehyde Wood Adhesives Description Essential chemical precursor Produces formaldehyde for the merchant markets, as well as for internal uses Key ingredients for wood products Produces wood adhesives, used for binding ingredients in wood products including oriented strand board, plywood, medium-density fiberboard and particleboard Position #1 global supplier of merchant formaldehyde #1 supplier of wood adhesives to major engineered wood producers End Markets Selected Competitors Agriculture Consumer Goods Construction Automotive Energy Construction/ Repair & Remodel Furniture FPD Business Unit Overview Global leader in formaldehyde resins and wood adhesives Source:Company Management Forest Products Division 1

HEXION

1 Epoxy, Phenolic & Coating Resins Division

Diverse business mix with leading market positions in a broad range of growing end markets

EPCD Business Unit Overview

	BERI	EPS	Versatics	PSR	Oilfield
2018A[1] Financials	$555m Revenue; $100m EBITDA; 18% EBITDA margin	$696m Revenue; $59m EBITDA; 8% EBITDA margin	$208m Revenue; $44m EBITDA; 21% EBITDA margin	$561m Revenue; $41m EBITDA; 7% EBITDA margin	$60m Revenue; ($15m) EBITDA; n/m EBITDA margin
Description	▪ Base Epoxy Resins & Intermediates ("BERI") is a leading producer of epoxy and epoxy intermediates	▪ Epoxy Specialty Resins ("EPS") is a leading supplier of specialty epoxy materials including bonding paste, infusion systems and waterborne coatings	▪ Global producer of specialty monomers that provide superior value in diverse coatings and construction formulations	▪ Leading global producer of Phenolic Specialty Resins ("PSR") and engineered thermoset molding compounds	▪ Leading producer of phenolic resin encapsulated sand for oilfield applications
Position	**#2** supplier of LER in North America and Europe	**#1** global supplier of infusion resins and bonding pastes for blade manufacturers	**#1** global supplier of neodecanoic acid (NDA) and its derivatives VeoVa™ Vinyl Ester and Cardura™ Glycidyl Ester	**#1** supplier of phenolic specialty resins and engineered thermoset molding compounds in North America and Europe	New Product launch offers unique opportunity to improve strategic positioning in the Oil & Gas end markets
End Markets	Construction	Waterborne Coatings	Architectural Coatings; Automotive	Industrial	Oil & Gas
% of Total EBITDA[2]	19%	11%	8%	8%	(3%)
Selected Competitors	Huntsman, Olin, Kukdo, Nan Ya, Kumho Tyres	Huntsman, Olin, Kukdo, Swancor, Kangda	Shield 四友	Georgia-Pacific, Arclin, SI Group, Sumitomo	Covia, US Silica, Hi-Crush

Source: Company Management
(1) Excludes corporate overhead expenses, as well as EPCD administrative expenses
(2) Based on total 2018 Segment EBITDA $440 million, adjusted for divested business and excluding corporate administrative results

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2018A Segment EBITDA by Business Segment1 Source: IEA, EIA, Statista and IHS Based on total 2018A Segment EBITDA of $440 million, excludes corporate overhead expenses, as well as FPD and EPCD administrative expenses Shown for 2016A – 2022E CAGR except for NA RCS Proppant which is 2018E – 2022E End-Market Volume Growth (2016A – 2022 CAGR)2 Diversified Product Portfolio with Broad Exposure to Attractive End-Markets Serving a Blue-Chip Customer Base 2 Oilfield (3%) Hexion benefits from an exposure to growing end-markets

Source:Company Management (1)Reflects rolling five-year new product revenue Hexion’s continued investments in R&D have resulted in a significant portion of revenue being derived from new products Industry-Leading R&D and Technical Service Capabilities 3 Revenue from New Products as % of Total Revenue1 Rolling five-year new product revenue has represented on average ~20% of total revenue between 2014 and 2018 R&D Capabilities 24 R&D sites with 300 R&D professionals Key R&D innovation centers located strategically near global customers and in proximity to large end markets R&D team engages in joint research and co-development of next generation products with customers More than 1,000 patented products and 1,100 trademarks

Locations Source:Company Management (1) Based on 2018A 47 total active production sites around the world, serving more than 3,300 customers in approximately 90 countries creating a strong global footprint Significant Investment in Manufacturing Footprint Serving Growing Global End Markets 4 EBITDA by Geography1 Revenue by Geography1

Source:Market Research, Company Management (1)NTC = Net Trade Capital = Trade Receivables + Inventory – Trade Payables Strong growth outlook driven by improving pricing dynamics and secular trends paired with low capex and NWC requirements Financial Highlights 5 Robust Financial Outlook Strong Recent Earnings Momentum Attractive FCF Characteristics 22% Growth 7% Growth Segment EBITDA 10.1% EBITDA Margin 11.6% Segment EBITDA EBITDA Margin 11.6% 11.7% (1)

6 Experienced Management Team

Experienced senior leadership team with an average of ~25 years of industry experience

Craig Rogerson
CEO



Hexion tenure: 1
Industry tenure: 39

Paul Barletta
EVP, Operations



Hexion tenure: 11
Industry tenure: 30+

Doug Johns
EVP & General Counsel



Hexion tenure: 9
Industry tenure: 25+

George Knight
EVP/CFO



Hexion tenure: 21
Industry tenure: 21

Mark Bidstrup
SVP & Treasurer



Hexion tenure: 17
Industry tenure: 17

John Auletto
EVP/HR



Hexion tenure: 17
Industry tenure: 20+

Matt Sokol
EVP / Chief Administrative Officer



Hexion tenure: 1
Industry tenure: 10+

Nathan Fisher
EVP, Procurement



Hexion tenure: 14
Industry tenure: 20+

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Financial Overview

Overview of Fourth Quarter 2018 Results

Quarter Ended December 31					
($ in millions)	2017	2017 Adjusted for Divestitures	2018	YoY Δ	YoY Δ Adjusted for Divestitures
Revenue	**$ 895**	**$ 890**	**$ 904**	**1%**	**2%**
Segment EBITDA	**74**	**73**	**66**	**(11%)**	**(10%)**

- Ongoing revenue growth with an increase of 1% year over year
- Fourth quarter 2018 Segment EBITDA[1] of $66 million, decreasing 11% year-over-year
  - Results reflected strong earnings in our global formaldehyde and Latin America forest products businesses, as well as the positive impact of our recent structural cost reduction initiatives
  - Overall results were negatively impacted by $13 million in planned turnaround costs within our base epoxy resins business
- In 2018, the Company achieved $48 million of cost savings related to its restructuring program announced in the fourth quarter of 2017. At December 31, 2018, Hexion had approximately $9 million of total in-process savings, the majority of which it expects to realize in the first half of 2019

Strong Results in Global Formaldehyde and Latin America Forest Products Businesses; Q4'18 Segment EBITDA, Adjusted for Turnaround Impact, increased by 7%

Note: Segment EBITDA is a non-GAAP financial measure. The closest GAAP financial measure is Net Income (Loss). A table that reconciles Segment EBITDA is at the end of this presentation. Segment EBITDA is defined as EBITDA (earnings before interest, income taxes, depreciation and amortization) adjusted for certain non-cash and other income and expenses. Segment EBITDA is the primary performance measure used by the Company's senior management, the chief operating decision-maker and the board of directors to evaluate operating results and allocate capital resources among segments.

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2017 2017 Adjusted for Divestitures 2018 YoY ∆ YoY ∆ Adjusted for Divestitures Revenue $3,591 $3,574 $3,797 6% 6% Segment EBITDA 365 361 440 21% 22% Improving revenue trend with increase of 6% Fiscal Year 2018 Segment EBITDA increased 21% year-over-year reflecting cost reduction actions and higher margins primarily in the Company’s base epoxy resins and phenolic specialty resins, as well as improvement in our global forest products businesses In 2019, Hexion expects demand to continue to drive volume increases in our North America formaldehyde business and improvement in its specialty epoxy business due to the introduction of new products and government supported investment in the China wind energy market. The Company also anticipates it epoxy specialty business to benefit from improvements in demand for low solvent coatings over the next few years, primarily in China. Finally, Hexion anticipates strong overall improvement in our Latin American businesses in 2019 Overview of Fiscal Year 2018 Results Year Ended December 31 ($ in millions) Future Growth Expected from Investments, Secular Growth and Productivity Initiatives Note:Segment EBITDA is a non-GAAP financial measure. The closest GAAP financial measure is Net Income (Loss). A table that reconciles Segment EBITDA is at the end of this presentation. Segment EBITDA is defined as EBITDA (earnings before interest, income taxes, depreciation and amortization) adjusted for certain non-cash and other income and expenses. Segment EBITDA is the primary performance measure used by the Company's senior management, the chief operating decision-maker and the board of directors to evaluate operating results and allocate capital resources among segments.

Forest Product Resins
Fourth Quarter 2018 Segment Results

	Quarter Ended December 31		
($ in millions)	**2017**	**2018**	**Δ**
Revenue	$ 380	$ 414	9%
Segment EBITDA	62	66	7%
Segment EBITDA Margin	16.3%	15.9%	(40)bps

Q4'18 Revenue Comparison YoY

Volume	Price/Mix	Currency Translation	Impact of Dispositions	Total
(3)%	17%	(4)%	(1)%	9%

Summary

- Revenue reflected higher volumes in Latin America and the contractual pass through of higher raw material costs
- Segment EBITDA increased by 7% year-over-year reflecting strong performance in Latin America and North America formaldehyde businesses

Note: Segment EBITDA is a non-GAAP financial measure. The closest GAAP financial measure is Net Income (Loss). A table that reconciles Segment EBITDA is at the end of this presentation. Segment EBITDA is defined as EBITDA (earnings before interest, income taxes, depreciation and amortization) adjusted for certain non-cash and other income and expenses. Segment EBITDA is the primary performance measure used by the Company's senior management, the chief operating decision-maker and the board of directors to evaluate operating results and allocate capital resources among segments.

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Epoxy, Phenolic and Coating Resins Fourth Quarter 2018 Segment Results

HEXION

($ in millions)	Quarter Ended December 31 2017	2018	Δ
Revenue	$ 515	$ 490	(5)%
Segment EBITDA	31	18	(42)%
Segment EBITDA Margin	6.0%	3.7%	(230)bps

Q4'18 Revenue Comparison YoY

Volume	Price/Mix	Currency Translation	Total
(12)%	11%	(4)%	(5)%

Summary

- Revenue declined slightly reflecting lower oilfield proppant volume and softer demand in China, partially offset by price actions in certain businesses
- Segment EBITDA negatively impacted by $13 million in turnaround costs within base epoxy resins business, partially offset by recent cost actions in other businesses

Note: Segment EBITDA is a non-GAAP financial measure. The closest GAAP financial measure is Net Income (Loss). A table that reconciles Segment EBITDA is at the end of this presentation. Segment EBITDA is defined as EBITDA (earnings before interest, income taxes, depreciation and amortization) adjusted for certain non-cash and other income and expenses. Segment EBITDA is the primary performance measure used by the Company's senior management, the chief operating decision-maker and the board of directors to evaluate operating results and allocate capital resources among segments.

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2017A – 2018A EBITDA Bridge 2017A – 2018A EBITDA Bridge ($ in millions) Source:Company Management Notes: Segment EBITDA shown pro forma for divested business units

2018A – 2019E EBITDA Bridge 2018A – 2019E EBITDA Bridge ($ in millions) Source:Company Management Notes: Segment EBITDA shown pro forma for divested business units

Key Pro Forma New Hexion Assumptions Growth Long-term volume growth assumptions by business unit Third-party research reports on end markets Driven by Management’s assessment of end market demand and competitive dynamics Raw materials prices, increased at 1% per annum Inflation in raw material prices not projected to impact margins Foreign exchange assumed to be flat beyond 2019E EBITDA Margin over Material (MOM) per ton for most business lines is assumed to be flat Fixed manufacturing overhead assumed to increase annually between 1% - 2% after productivity gains, consistent with historical productivity gains and the result of growth and productivity investments SG&A costs assumed to increase at 1% - 2% annually Capital Expenditures For FY2019E – FY2023E, capital expenditures projected to remain at levels consistent with historical normalized levels with relatively low spend attributed to growth projects vs. maintenance and environmental, health and safety

Pro Forma Cash Flow Capacity of New Hexion Source:Company Management (1) Segment EBITDA shown pro forma for divested business units (2)Excludes foreign debt / sale leasebacks Significantly improved free cash flow generation under expected post-reorg capital structure Total Debt(2) Annual Interest Expense

DIP Liquidity Forecast Assumptions General Assumptions DIP Liquidity Forecast is based the Company’s latest business plan projections, with adjustments for bankruptcy related items No insolvency proceedings filed by any of the foreign operations Vendor-Related Payments Reflects limited vendor contraction which continues through the Chapter 11 cases Payment of $6M to establish a utility adequate assurance escrow and for additional letters of credit Intercompany Activity Assumes all pre-petition and post-petition intercompany trade activity continues among all regions of the world Other Assumptions All foreign currency rates are held constant during the forecasting period Assumes sufficient collateral to achieve full borrowing base capacity from May to December Professional fees forecast post filing includes estimates for the Company, First Lien Lenders, 1.5 Lien Lenders, Crossover Lenders and UCC Assumes all accrued and unpaid professional fees, professional fee holdbacks and success fees will be paid using the exit financing

DIP Liquidity Forecast Expected Chapter 11 Timeframe

2018 EBITDA Attributable to Term Loan Borrower

Collateral Summary

- Principal Properties[(1)]
  - Term loan facility is secured by a perfected lien on the Principal Properties
- Foreign subsidiaries
  - Pledge of 100% of the equity interest of the Term Loan Borrower's direct subsidiary (Hexion Holding B.V.), which accounts for ~43% of the total Company EBITDA (FY2018 EBITDA of $189mm)

Note: No valuation work has been performed

Illustrative Value of Foreign Subsidiaries

Firm Value / LTM Adjusted EBITDA



Median: 5.7x
7.3x
7.2x
6.9x
6.6x
5.8x
5.5x
5.3x
5.3x
5.3x
4.7x
LNXSF
OMN
KRA
EVK-DE
LYB
OLN
HUN
WLK
CC
TSE

Implied Illustrative Foreign Sub Value Range ($mm)

EBITDA multiple[(2)]	EV range	Less: Foreign Debt[(3)]	Less: Fully drawn ABL (foreign)[(4)]	Illustrative Equity
4.7x	$888	($139)	($200)	$549
5.0x	945	(139)	(200)	606
6.0x	1,134	(139)	(200)	795
7.0x	1,323	(139)	(200)	984
7.3x	1,380	(139)	(200)	1,041

(1) "Principal Properties" as defined in means any single manufacturing or processing plant or warehouse owned or leased by Hexion or any Existing Debenture Subsidiary of Hexion and located within the United States of America (excluding its territories and possessions and the Commonwealth of Puerto Rico) other than any such plant or warehouse or portion thereof which the Board of Directors of Hexion reasonably determines not to be a Principal Property after due consideration of the materiality of such property to the business of Hexion and its Subsidiaries as a whole
(2) Based on 2018 EBITDA attributable to Term Loan Borrower (See page 32)
(3) Reflects management estimate for Q1 19
(4) Illustrative based on 1/31/19 Borrowing Base Certificate maximum draw against foreign subsidiary Borrowing Base Availability

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Syndication Overview

Summary of Terms and Conditions: DIP Term Loan Facility Borrower: Hexion International Holdings B.V. (the “Term Loan Borrower”) Guarantors: Hexion LLC, Hexion and certain debtor subsidiaries of Hexion will directly guarantee the DIP Term Loan Lead Arranger / bookrunner: Credit Suisse, J.P. Morgan Facility overview: Facility Amount Estimated Drawn Spread LIBOR floor Upfront / OID Tenor DIP Term Loan $350mm TBD 0.00% TBD 18 months Call Protection: 101 soft call for 6 months Amortization: None Security: Superpriority administrative claim status, subject to the Carve-out Pledge of 100% equity interest of Term Loan Borrower’s direct subsidiary (enterprise value of foreign subsidiaries with structural and contractual priority over foreign intercompany loans) Perfected first priority lien on unencumbered assets (including Pledge of Principal Properties and 35% pledge of stock of first-tier foreign subsidiaries) Pledge of Term Loan Borrower’s interest in Intercompany DIP Loans Use of proceeds: The Term Loan Borrower will use the proceeds to make an intercompany loan to Hexion (the “Intercompany DIP Loan”) for repayment of Prepetition ABL Facility, to provide for working capital and general corporate purposes and for payment of Ch11-related fees and expenses in accordance with the DIP Budget Prepayments 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of collateral by the Loan Parties, debt issuance and extraordinary receipts, in each case, subject to customary reinvestment rights and exclusions Financial covenant: Minimum liquidity of $35mm Affirmative / negative covenants: Usual and customary covenants for facilities of this type Limitation on additional indebtedness and liens subject to customary exceptions Milestones: Final DIP Order entered within 45 days of petition date Reporting: DIP Budget Consolidated financial statements; quarterly, annually (audited) Rolling 13-Week Cash Flow: weekly variance report (but no budget variance covenant/default); forecast updated monthly

Summary of Terms and Conditions: DIP ABL Revolver Borrowers: Hexion Inc. (“Hexion”), Hexion Canada Inc., Hexion B.V., Hexion UK Limited, Borden Chemical UK Limited, Hexion GmbH (collectively, the “ABL Borrowers”) Debtors: Hexion LLC, Hexion and certain of its domestic subsidiaries Guarantors: Hexion LLC and certain of its material domestic and foreign subsidiaries of the ABL Borrowers (same as under existing ABL facility) Lead Arranger / bookrunner: J.P. Morgan, Credit Suisse Facility overview: Facility Amount Drawn Spread Tenor Unused fee LIBOR floor Upfront / OID DIP ABL Revolver $350mm L + 200-250 bps1 18 months 37.5 – 50 bps2 None TBD L/C sublimit: $75mm Security: Superpriority administrative claim status, subject to the Carve-out Perfected first priority lien on all property securing the Pre-Petition ABL Facility (including Domestic Collateral, Accounts Receivable and Inventory) Perfected junior lien on DIP Term Loan Collateral Perfected junior lien on all property securing 1st Lien Notes (same as existing ABL Facility) Collateral Allocation Mechanism on the DIP ABL Revolver Use of proceeds: Provide for working capital and general corporate purposes and payment of Ch11-related fees and expenses in accordance with the DIP Budget Availability: Availability at Interim Order: $250mm Upon Final Order / Thereafter: DIP ABL availability subject to the lesser of (a) the full $350mm DIP ABL Revolver commitment and (b) the Borrowing Base, less DIP ABL Revolver draws and LCs Borrowing Base: Same as prepetition ABL Facility: 85% of eligible A/R, plus Lesser of (i) 70% of eligible inventory and (ii) 85% NOLV of eligible inventory, plus 80% of NOLVIP of eligible M&E plus 75% of FMV of eligible real estate in non-US jurisdictions, subject to Combined PP&E cap of lesser of 20% of total commitments and borrowing base Dutch PP&E cap of 50% of total PP&E component, less Usual and customary reserves Non-US borrowing base capped at greater of 50% of total commitments and borrowing base Cash dominion: Springing cash dominion triggered when excess cash availability is less than 12.5% of commitments or the borrowing base (“Liquidity Event”) Prepayments Required if revolving exposure exceeds either total commitments or borrowing base Financial covenant: Minimum liquidity of $35mm Milestones: Final DIP Order entered within 45 days of petition date Reporting: DIP Budget Consolidated financial statements; monthly, quarterly, annually (audited) Rolling 13-Week Cash Flow: weekly variance report (but no budget variance covenant/default); forecast updated monthly Monthly borrowing base reporting; weekly upon Liquidity Event or Event of Default Field exam / Appraisal will be delivered within 60 days of Closing (expected [Mid-May]) (1) Subject to a pricing grid based on excess availability (2) Subject to a pricing grid based on utilization

Collateral Summary: DIP ABL Revolver ABL Collateral Accounts Receivable Accounts Receivable Domestic collateral Foreign collateral (Canada, Germany, Netherlands, UK) Inventory Inventory M & E Stock pledge of Certain foreign subsidiaries Superpriority administrative claim Domestic parent + domestic subsidiary guarantors ABL has junior lien claim on prepetition Notes Priority Collateral of the Debtors and junior lien claim on DIP Term Loan collateral Other considerations Note: There is no M&E from the UK in the Borrowing Base

DIP ABL Borrowing Base

As of February 28, 2019 ($mm)						
$mm	DIP ABL BB					
	US	Canada	Netherlands	UK	Germany	Total
Gross A/R	135	21	103	24		283
Less: Ineligibles	48	4	26	9		87
Eligible A/R	**$87**	**$17**	**$77**	**$15**		**$196**
% advance rate	85.0%	85.0%	85.0%	85.0%		85.0%
(=) Available A/R, before Reserves	**$74**	**$15**	**$66**	**$12**	**$-**	**$167**
Gross Inventory	126	17	110	3		259
Add: In transit	9	0	4	0		14
Add: Revenue Recognition Adj.	4	0	1	--		5
Adjusted Gross Inventory	139	17	115	3		274
Less: Ineligibles	16	1	15	0		33
Eligible Inventory	**$123**	**$17**	**$100**	**$3**		**$242**
Lesser of (a) and (b)						
(a) Advance Rate	70.0%	70.0%	70.0%	70.0%		70.0%
NOLV% per most recent appraisal	65.4%	66.3%	74.6%	45.9%		69.0%
(b) NOLV at 85%	55.6%	56.4%	63.4%	39.0%		58.7%
(=) Available Inventory, before reserves	**$68**	**$9**	**$63**	**$1**	**$-**	**$142**
Appraised M&E NOLVIP		**$7**	**$73**		**$34**	**$115**
% advance rate		80.0%	80.0%		80.0%	80.0%
(=) Available M&E, before reserves	**$-**	**$6**	**$58**	**$-**	**$27**	**$92**
Less: Reserves	1	3	15	1	2	23
Gross ABL Borrowing Base	**$141**	**$27**	**$172**	**$12**	**$25**	**$378**
Less: Foreign Asset caps and M&E sublimit	--	--	32	--	--	32
Less: Field Exam Availability Reserve[1]	7	1	7	1	1	17
ABL Borrowing Base	**$134**	**$26**	**$133**	**$12**	**$24**	**$328**

Source: February 28, 2019 Borrowing Base Certificate
(1) Reserve equal to 5% of borrowing base, limited to line cap, implemented until completion of updated field exam and issuance of field exam report to be completed no later than June 2, 2019.

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Timeline Week of Key Events 4/1 Chapter 11 filing (4/1) First day hearing (4/2) Interim DIP order entered (4/2) DIP Loan closings on an Interim basis (4/3) 4/8 Bank Meeting (4/8) 10-K filing (4/10) Expected receipt of ratings from Agencies (4/11) 4/15 Term Loan commitments due (4/17) Price and allocate Term Loan (4/18) 4/22 ABL commitments due (4/25) Allocate ABL (4/26) ABL field exam & inventory appraisal (to be completed within 60 days of Closing Date) 4/29 Final DIP hearing (5/1) Key date Holiday

Conclusion All of Hexion’s global business segments are continuing to operate as normal, and Hexion’s operations outside the U.S. are not included in the Chapter 11 proceedings The Chapter 11 process for Hexion is expected to be completed by September 1st, 2019 and is backstopped by commitments through December 31st, 2019 with an exit structure based on a $3.1bn plan enterprise value Includes the investment of $300mm of fresh cash equity by the creditors The plan of reorganization is expected to be fully consensual with all four bondholder groups supportive (and general unsecured claims unimpaired) The DIP term loan has four sources of collateral/credit support which provide strong coverage: Guarantees from U.S. debtors (other than Hexion Holdings LLC) secured by Debtors’ unencumbered assets with senior superpriority admin claim status Pledge of the DIP Intercompany Loan, which has a junior superpriority claim Lien on 27 unencumbered Principal Properties in the U.S. Pledge of 100% of the equity interest of the Term Loan Borrower’s direct subsidiary, which accounts for ~43% of the total Company EBITDA The structure and collateral/guarantee package ensures that the DIP TL must be repaid in full in cash if Hexion is to exit bankruptcy

Appendix

Reconciliation of Non-GAAP Financial Measures

(In millions)	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Year Ended December 31, 2018	Year Ended December 31, 2017
Net loss	$ (85)	$ (88)	$ (136)	$ (234)
Income tax expense (benefit)	29	2	46	18
Interest expense, net	84	82	334	329
Depreciation and amortization	28	30	113	115
Accelerated depreciation	2	—	4	14
EBITDA	$ 58	$ 26	$ 360	$ 242
Items not included in Segment EBITDA:				
Asset impairments	$ —	$ —	$ 32	$ 13
Business realignment costs	8	25	27	52
Realized and unrealized foreign currency losses (gains)	1	10	27	3
Gain on dispositions	—	—	(44)	—
(Gain) loss on extinguishment of debt	—	—	—	3
Unrealized (gains) losses on pension and OPEB plan liabilities	(13)	(4)	(13)	(4)
Transaction costs	3	3	13	8
Other	9	14	38	48
Total adjustments	8	48	80	123
Segment EBITDA	$ 66	$ 74	$ 440	$ 365
Segment EBITDA:				
Epoxy, Phenolic and Coating Resins	$ 18	$ 31	$ 226	$ 174
Forest Products Resins	66	62	285	257
Corporate and Other	(18)	(19)	(71)	(66)
Total	66	74	440	365
Adjustment for dispositions [1]	—	(1)	—	(4)
Adjusted Segment EBITDA	$ 66	$ 73	$ 440	$ 361

(1) Adjustment for disposition impacts the Forest Product Resins segment

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Hexion Detailed Organizational Structure



DIP TL Borrower
Debtor
Indirect holding
ABL Borrower
Notes Issuer/Guarantor
Hexion Holdings LLC (DE)
Hexion LLC (DE)
Hexion Inc. (NJ)¹
Hexion 2 US Finance Corp (DE)
Hexion Nimbus Inc. (DE)
Nor. Am. Sugar Indus. Incorporated (DE)
Hexion HSM Holdings LLC (DE)
Hexion VAD LLC (DE)
Lawter International Inc. (DE)
Hexion Deer Park LLC (DE)
Hexion Investments Inc. (DE)
Hexion International Inc. (DE)
NL Coop Holdings LLC (DE)
Hexion Nimbus Asset Holdings LLC (DE)
Hexion CI Hldg. Co. (China) LLC (DE)
Hexion International Cooperatif U.A. (Netherlands)²
The West India Company (NJ)
Cuban Amer. Mercantile Corp. (DE)
Hexion International Holdings B.V. (Netherlands)
Hexion Holding B.V. (Netherlands)
Hexion Canada Inc. (Canada)
Other Foreign Subsidiaries
Hexion B.V. (Netherlands)
Hexion GmBH (Germany)
Other Foreign Subsidiaries
Hexion Nova Scotia Finance ULC (Canada)¹
Borden Chemical UK Limited (UK)
Hexion UK Limited (UK)

Note: ¹Hexion Inc. is issuer of all outstanding Notes; Hexion Nova Scotia Finance ULC is co-issuer of the 2L Notes; ² Hexion International Coopoeratif U.A.. is 65% owned by NL Coop Holdings LLC and 35% owned by Hexion Inc.

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